    As filed with the Securities and Exchange Commission on November 19, 1999
                                                   Registration Number 333-45207
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 2

                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         WEATHERFORD INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                        04-2515019
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)
                          515 POST OAK BLVD., SUITE 600
                              HOUSTON, TEXAS 77027
                                 (713) 693-4000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             BERNARD J. DUROC-DANNER
                         WEATHERFORD INTERNATIONAL, INC.
                          515 POST OAK BLVD., SUITE 600
                              HOUSTON, TEXAS 77027
                                 (713) 693-4000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                                 CURTIS W. HUFF
                         WEATHERFORD INTERNATIONAL, INC.
                          515 POST OAK BLVD., SUITE 600
                              HOUSTON, TEXAS 77027
                                 (713) 693-4000

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not applicable.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                           -----

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                    -----

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                      ------------------------------------


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
================================================================================

                                EXPLANATORY NOTE


         Pursuant to its Registration Statement on Form S-3 (Reg. No. 333-45207) (the "Registration Statement"), Weatherford International, Inc., a Delaware corporation (the "Company"), registered (i) 8,050,000 5% Convertible Subordinated Preferred Equivalent Debentures due 2027 (the "Debentures"), having a $50 principal amount per Debenture, and (ii) 5,031,250 shares of the Company's common stock, $1.00 par value (the "Common Stock"), which were initially issuable upon conversion of the Debentures plus such additional indeterminate number of shares of Common Stock as may become issuable upon conversion of the Debentures as a result of adjustments to the conversion price (the "Shares"), in connection with the offer for resale of the Debentures and the Shares by certain security holders of the Company (the "Offering"). The Registration Statement was declared effective by the Commission on April 29, 1998.

         The Company has determined that 2,287,750 of the Debentures and all of the Shares that were registered in connection with the Offering remain unsold and can be removed from registration. Therefore, pursuant to the undertaking made by the Company required by Item 512(a)(3) of Regulation S-K, the Company files this Post-Effective Amendment No. 2 to the Registration Statement for the purpose of removing from registration 2,287,750 of the Debentures and all of the Shares, which were not, and are not expected to be, sold in the Offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 19, 1999.

                                WEATHERFORD INTERNATIONAL, INC.


                                By:      /s/  BERNARD J. DUROC-DANNER
                                   ---------------------------------------------
                                              Bernard J. Duroc-Danner
                                   President, Chief Executive Officer, Chairman
                                            of the Board and Director
                                          (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                   SIGNATURES                                         TITLE                                DATE
                   ----------                                         -----                                ----
          /s/  BERNARD J. DUROC-DANNER                  President, Chief Executive Officer,          November 19, 1999
------------------------------------------------        Chairman of the Board and Director
                Bernard J. Duroc-Danner                   (Principal Executive Officer)


           /s/ BRUCE F. LONGAKER, JR.                    Senior Vice President and Chief             November 19, 1999
------------------------------------------------      Financial Officer (Principal Financial
               Bruce F. Longaker, Jr.                              Officer)


           /s/  FRANCES R. POWELL                        Vice President, Accounting and              November 19, 1999
------------------------------------------------    Controller (Principal Accounting Officer)
                Frances R. Powell

                        *                                           Director                         November 19, 1999
------------------------------------------------
                David J. Butters


------------------------------------------------                    Director                         November ____, 1999
                Philip Burgieres

                        *                                           Director                         November 19, 1999
------------------------------------------------
                Sheldon B. Lubar

                                                                    Director                         November ____, 1999
------------------------------------------------
               William E. Macaulay

                        *                                           Director                         November 19, 1999
------------------------------------------------
                Robert B. Millard

                                                                    Director                         November ____, 1999
------------------------------------------------
              Robert K. Moses, Jr.

                        *                                           Director                         November 19, 1999
------------------------------------------------
                 Robert A. Rayne

*By:      /s/ BERNARD J. DUROC-DANNER
    --------------------------------------------
              Bernard J. Duroc-Danner
           Pursuant to Power of Attorney